EXHIBIT 10.1

FIRST AMENDMENT
TO
MASTER AMENDMENT AGREEMENT

THIS FIRST AMENDMENT TO MASTER AMENDMENT AGREEMENT is made on January 26, 2015

BETWEEN

(1)	ZEPHYR FARMS LIMITED, a corporation organized and existing under the laws of Ontario, Canada with a principal place of business at 161 Bay Street 27th Floor, Toronto, Ontario (“Zephyr”);

(2)
SCHNEIDER POWER INC., a corporation organized and existing under the laws of Ontario, Canada with a principal place of business at 161 Bay Street, 27th Floor, Toronto, Ontario (“Schneider” and together with Zephyr, the “Obligors”);

(3)
SAMSUNG HEAVY INDUSTRIES CO., LTD., a corporation established and existing under the laws of the Republic of Korea, having its registered offices at Samsung Life Insurance Seocho Tower 1321-15, Seocho-dong, Seocho-Gu, Seoul 137-857, Republic of Korea (“Samsung”).

BACKGROUND:

(A)	Zephyr is the owner of a 10 MW wind power project in Brooke-Alvinston Township, Lambton County, Ontario, Canada (the “Project”);

(B)
Zephyr and Samsung entered into a certain wind turbine generator (WTG) supply agreement dated June 30, 2010, as amended pursuant to a first amendment agreement dated February 8, 2012 (as may be further amended from time to time, the “Turbine Supply Agreement”);

(C)
Zephyr, Schneider and Samsung entered into a certain Master Amendment Agreement on March 19, 2013 (the “Master Amendment Agreement”), which, among other things, further amended the Turbine Supply Agreement;

(D)	This Agreement sets out the terms and conditions on which the parties hereto have agreed to amend Section 3(v) of the Master Amendment Agreement and to further amend the Turbine Supply Agreement:

IT IS AGREED as follows:

1.	Amendment to Master Amendment Agreement and Turbine Supply Agreement

(i)
Section 3(v) of the Master Amendment Agreement and the paragraphs under the heading “Payment Schedule” in Attachment 3 (Price, Payments and Termination Charges) shall be deleted and replaced by the following:

“Payment of the Contract Price and the interest accrued thereon shall be made as set forth in the schedule below without setoff of any kind. At least ten (10) days before the due date for any payments due under this Agreement, the Seller shall notify the Buyer of the amounts due and payable by the Buyer to the Seller. All payments by the Buyer to the Seller under this Agreement shall be made in immediately available funds to such account or accounts as the Seller may notify to the Buyer not less than seven (7) days before such payment is required to be effected by the Buyer. Late payments shall be subject to a default interest equal to two percent in excess of the interest otherwise payable, compounded on an annual basis. The Parties acknowledge and agree that the failure by the Buyer to pay any amount due hereunder (and to the extent such failure is not remedied within any applicable grace period hereunder) shall constitute an Event of Default under the amended and restated credit agreement entered into between the Parties and dated as of March 19, 2013.”

TURBINE PAYMENT SCHEDULE

Date	Principal Payment Amount (CAD)	Interest Payment Amount (CAD)	Sub-Total Payment Amount (CAD)
31-7-2013	0	515,424.65	515,424.65
31-1-2014	213,051	523,967.60	737,018.60
31-7-2014	213,051	508,462.01	721,513.01
31-1-2015	226,867	47,644.88	274,511.88
31-7-2015	226,867	494,085.24	720,952.24
31-1-2016	241,411	966,147.11	1,207,558.44
31-7-2016	241,411	481,426.88	722,837.88
31-1-2017	257,408	478,697.08	736,105.08
31-7-2017	257,408	462,480.01	719,888.01
31-1-2018	1,817,849	461,593.77	2,279,442.77
31-7-2018	1,817,849	394,659.48	2,212,508.48
31-1-2019	391,927	340,807.82	732,734.82
31-7-2019	391,927	322,442.78	714,369.78
31-1-2020	418,104	314,766.44	732,870.44
31-7-2020	418,104	297,605.69	715,709.69
31-1-2021	445,008	286,985.72	731,993.72
31-7-2021	445,008	267,763.49	712,771.49
31-1-2022	473,368	257,417.39	730,785.39
31-7-2022	3,874,175	237,750.45	4,111,925.45
31-1-2023	3,400,807	112,982.41	3,513,789.41
Total	15,771,600	7,774,206.51	23,545,806.51

2	MISCELLANEOUS

2.1	Counterparts. This Agreement may be executed in any number of counterparts.

2.2
Successors. This Agreement shall be binding upon, and shall inure to the benefit of and may be relied upon by, the parties hereto and their respective successors and permitted assigns and transferees, including, for the avoidance of doubt, any subsequent successors, permitted assigns and transferees.

2.3	Governing law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

ZEPHYR FARMS LIMITED

By:    /s/ W. Brian Olson
Name: W. Brian Olson
Title: Director

SCHNEIDER POWER INC.

By:    /s/ W. Brian Olson
Name: W. Brian Olson
Title: Director

SAMSUNG HEAVY INDUSTRIES CO., LTD.

By:     /s/ GeunChang Lee
Name: GeunChang Lee
Title: Head of WTG Business Strategy Dept., Wind Energy Division